Exhibit 23.2

                      Consent of Independent Accountants

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Reckson Associates Realty Corp. (the "Company") for the registration of 6,000,000 shares of Series B Convertible cumulative Preferred Stock and to the incorporation by reference therein of our reports dated (i) February 11, 1999, with respect to the consolidated financial statements and schedule of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1998 and on Form 8-K filed with the Securities and Exchange Commission on March 16, 1999 and March 1, 1999, respectively, and (ii) March 4, 1999, with respect to the combined statement of revenues and certain expenses of 919 Third Avenue (as defined therein) for the year ended December 31, 1998 included in the Company's Form 8-K filed with the Securities and Exchange Commission on May 11, 1999.

                                                        /s/ Ernst & Young LLP

New York, New York
November 29, 1999